As filed with the Securities and Exchange Commission on July 7, 2011

Registration No. 333-172012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BANK OF MONTREAL

(Exact name of Registrant as specified in its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	6029	13-4941092
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	100 King Street West 1 First Canadian Place Toronto, Ontario Canada, M5X 1A1 Tel: 1 416-867-6785

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Colleen Hennessy Bank of Montreal 111 West Monroe Street P.O. Box 755 Chicago, Illinois, USA 60690 Tel: +1 312-461-7745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

H. Rodgin Cohen Mitchell S. Eitel C. Andrew Gerlach Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 +1 212-558-4000	Simon Fish Blair Morrison Bank of Montreal 100 King Street West 1 First Canadian Place Toronto, Ontario Canada, M5X 1A1 Tel: +1 416-867-6785

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PART II

EXPLANATORY NOTE

In accordance with the undertaking of Bank of Montreal (“BMO”) set forth in the registration statement on Form F-4 (the “Registration Statement”), File No. 333-172012, declared effective on April 8, 2011, BMO is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 4,932,542 shares of its common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement and issuable to the holders of Marshall & Ilsley Corporation (“M&I”) common stock in connection with the merger (the “Merger”) of M&I with and into an indirect wholly-owned United States subsidiary of BMO.

Pursuant to the Registration Statement, 71,452,215 shares of BMO common stock were registered. Upon completion of the Merger on July 5, 2011, BMO issued a total of 66,519,673 shares of BMO common stock to stockholders of M&I. Therefore, in accordance with its undertaking set forth in the Registration Statement, BMO hereby removes from registration the remaining 4,932,542 shares of BMO common stock previously registered on the Registration Statement.

Item 16.	Exhibits.

24.1	Power of Attorney, incorporated herein by reference to Exhibit 24.1 of BMO’s Registration Statement on Form F-4, filed on February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form F-4 and has duly caused this Post-Effective Amendment be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada, on July 7, 2011.

Bank of Montreal

By:	/S/ WILLIAM A. DOWNE
William A. Downe President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/S/ WILLIAM A. DOWNE William A. Downe	President and Chief Executive Officer, Director	July 7, 2011

/S/ THOMAS E. FLYNN Thomas E. Flynn	Chief Financial Officer (principal financial and accounting officer)	July 7, 2011

* David A. Galloway	Chairman of the Board	July 7, 2011

* Robert M. Astley	Director	July 7, 2011

* David R. Beatty, O.B.E.	Director	July 7, 2011

* Robert Chevrier, F.C.A.	Director	July 7, 2011

* George A. Cope	Director	July 7, 2011

* Christine A. Edwards	Director	July 7, 2011

SIGNATURE	CAPACITY	DATE

* Ronald H. Farmer	Director	July 7, 2011

* Harold N. Kvisle	Director	July 7, 2011

* Bruce H. Mitchell	Director	July 7, 2011

* Philip S. Orsino, O.C., F.C.A.	Director	July 7, 2011

* Martha C. Piper, O.C., O.B.C.	Director	July 7, 2011

* J. Robert S. Prichard, O.C., O. Ont.	Director	July 7, 2011

* Guylaine Saucier, F.C.A, C.M.	Director	July 7, 2011

* Don M. Wilson III	Director	July 7, 2011

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, on July 7, 2011.

By:	/S/ COLLEEN HENNESSY
Colleen Hennessy Authorized Representative in the United States

* William A. Downe, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to power of attorney duly executed by such individuals which has been filed as an exhibit to the Registration Statement.

By:	/S/ WILLIAM A. DOWNE
William A. Downe Attorney-In-Fact